                                                                      EXHIBIT 11

                       STATEMENT RE:  EARNINGS PER SHARE
                    (In thousands, except per share amounts)



                                                                         1995          1994           1994
                                                                       ------       -------       --------
Average common shares outstanding ...............................       4,837         4,779          4,767
Net effect of incentive and non-qualified stock options based on
  the treasury stock method using the average market price ......         158           122             74
                                                                       ------       -------       --------

  Average commons shares and equivalents outstanding ............       4,995         4,901          4,841
                                                                       ======       =======       ========


Income from continuing operations ...............................      $4,734       $ 3,667       $  2,490
Loss from discontinued operations ...............................           -             -        (10,606)
Loss on discontinued operations .................................           -        (1,286)        (3,148)
                                                                       ------       -------       --------

  Net income (loss) .............................................      $4,734       $ 2,381       $(11,264)
                                                                       ======       =======       ========


Earnings (loss) per share:

  Income from continuing operations .............................      $  .95       $   .75       $    .51
  Loss from discontinued operations .............................           -             -          (2.19)
  Loss on discontinued operations ...............................           -          (.26)          (.65)
                                                                       ------       -------       --------

   Net income (loss) ............................................      $  .95       $   .49       $  (2.33)
                                                                       ======       =======       ========